IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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NOVATION COMPANIES, INC., et al.,[1]	) ) )	IMPORTANT: No chapter 11 cases have been commenced as of the date of distribution of the solicitation package
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Debtors.	)
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DEBTORS’ JOINT PREPACKAGED PLAN OF REORGANIZATION

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Dated: August 4, 2023	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Robert S. Brady (No. 2847)
Robert F. Poppiti, Jr. (No. 5052) Allison S. Mielke (No. 5934) 1000 North King Street Wilmington, DE 19801
Telephone: (302) 571-6600
Email: rbrady@ycst.com rpoppiti@ycst.com amielke@ycst.com

Proposed Counsel to the Debtors

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1     The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Novation Companies, Inc. (0661), Novation Holding, Inc. (7576) Healthcare Staffing, Inc. (6045), and NovaStar Mortgage LLC (0743). The mailing address for each of the Debtors is 1724 Phoenix Parkway, Building 600, College Park, Georgia 30349.

INTRODUCTION

Novation Companies, Inc. (“Novation”), Novation Holding, Inc. (“Novation Holding”), Healthcare Staffing, Inc. (“HCI”), and NovaStar Mortgage LLC (“NovaStar”), the debtors-in- possession in the above-captioned cases, propose the following Plan2 for the resolution of the outstanding Claims against and Interests in the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, certain tax matters, and the securities and other consideration to be issued and/or distributed under the Plan. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF CONSTRUCTION AND EXHIBITS

Section 1.01. Definitions.

Unless otherwise provided in the Plan, all terms used herein shall have the meanings ascribed to such terms in the Bankruptcy Code or the Bankruptcy Rules. For the purposes of the Plan, the following terms (which appear in the Plan in capitalized form) shall have the meanings set forth below, and such meanings shall be equally applicable to the singular and to the plural form of the terms defined, unless the context otherwise requires:

1.  “510(b) Claims” means all Claims arising pursuant to section 510(b) of the Bankruptcy Code.

2.  “Additional Plan Payment Amount” means the amount, if any, in excess of the Exit Funding the Plan Sponsor determines in its discretion to fund to satisfy any transactions necessary to implement the Plan and for the Effective Date to occur, including payment in full of all Allowed Other Secured Claims, Allowed Administrative Claims (including Allowed Fee Claims to the extent not already satisfied from amounts held in the Professional Fee Escrow Account and United States Trustee Fee Claims), Allowed Priority Non-Tax Claims, and Allowed Priority Tax Claims and all outstanding WSFS Fees.

3.  “Additional Plan Payment Fee” means a fee equal to 6% of any Additional Plan Payment Amount funded by the Plan Sponsor.

4.  “Additional Term Loan Amount” means the amount necessary to satisfy all Allowed General Unsecured Claims against the Debtors, including, without limitation, the amounts set forth on the GUC Schedule and any Excess Claim Amounts, any amounts expended under any insurance deductible or self-insured retention obligations and any amounts expended to defend against any General Unsecured Claims asserted against the Debtors, which amount shall be deemed to have been advanced as part of the Term Loan and added to the amounts due thereunder as they are advanced.

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2 All capitalized terms used but not defined herein shall have the meanings set forth in Article I herein.

5.  “Administrative Claim(s)” means a Claim for any (a) cost or expense of administration of the Chapter 11 Cases, of the kind specified in section 503(b), including sections 503(b)(9) and 507(a)(2) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary post-petition costs or expenses of preserving the estates of the Debtors, (ii) any actual and necessary costs and expenses of operating the businesses of the Debtors, (iii) any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their businesses, (iv) amounts owed to vendors providing goods and services to the Debtors during the Chapter 11 Cases, (v) all compensation and reimbursement of expenses of Professionals or other Persons for services rendered or expenses incurred in the Chapter 11 Cases to the extent Allowed by the Bankruptcy Court under sections 328, 330, 331, or 363 of the Bankruptcy Code, whether fixed before or after the Effective Date (including Fee Claims), and (vi) United States Trustee Fee Claims.

6.  “Administration Fee” means the fee in the amount of $565,000 payable on the Effective Date and annually thereafter by the Reorganized Debtors to the Plan Sponsor, as provided for in the Plan and the Administration Fee Agreement.

7.  “Administration Fee Agreement” means that certain agreement by and among the Reorganized Debtors and the Plan Sponsor in the form to be attached to the Plan Supplement.

8.  “Administrative Claims Bar Date” means the date that is thirty (30) days after the Effective Date or such other date as the Bankruptcy Court determines.

9.  “Administrative and Priority Claims Reserve Estimate” means a good faith estimate by the Debtors of the total amount of Administrative Claims, Priority Non-Tax Claims, and Priority Tax Claims that may be Allowed against the Debtors.

10.  “Administrative and Priority Claims Reserve” means the reserve established on the Effective Date by the Debtors under the Plan and approved by the Bankruptcy Court in the Confirmation Order for purposes of satisfying Allowed Administrative Claims, Allowed Priority Non-Tax Claims, and Allowed Priority Tax Claims.

11.  “Affiliate” has the meaning set forth in 11 U.S.C. § 101(2).

12.  “Allowed” means with respect to any Claim (including any Administrative Claim) and/or Interest or portion thereof (to the extent such Claim or Interest is not Disputed or Disallowed): (a) any Claim or Interest, proof of which (i) was timely Filed with the Bankruptcy Court, (ii) was deemed timely Filed pursuant to section 1111(a) of the Bankruptcy Code, or (iii) was not required to be Filed pursuant to a Final Order; (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as of the Effective Date as (i) liquidated in an amount other than zero, and (ii) not Disputed or contingent (or as to which the applicable Proof of Claim has been withdrawn or Disallowed); (c) any Claim or Interest which has been allowed (whether in whole or in part) by a Final Order (but only to the extent so allowed), and, in (a) and (b) above, as to which no objection to the allowance thereof, or action to subordinate, avoid, classify, reclassify, expunge, estimate or otherwise limit recovery with respect thereto, has been Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order; (d) any Claim or Interest allowed under or pursuant to the terms of the Plan; (e) any Claim arising from the recovery of property under sections 550 or 553 of the Bankruptcy Code which has been allowed in accordance with section 502(h) of the Bankruptcy Code; (f) any Claim relating to a rejected Executory Contract or rejected Unexpired Lease that either (i) is not Disputed and a Proof of Claim has been filed by the applicable Bar Date or (ii) has been allowed by a Final Order; provided, however, that Claims or Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court (including in the Solicitation Order) shall not be considered “Allowed” hereunder.

13.  “Amended Certificate and Bylaws” means the amended and restated certificate[s] of incorporation and bylaws for the Reorganized Debtors, if so amended, or, in the case of NovaStar, the amended and restated limited liability company agreement for NovaStar, in each case in the form[s] set forth in the Plan Supplement.

14.  “Assets” means all assets of the Debtors’ Estates, including “property of the estate” as described in section 541 of the Bankruptcy Code, including Cash, any Causes of Action that may be asserted by the Debtors, securities, proceeds of insurance and insurance policies, all rights and interests, all real and personal property, and all files, books and records of the Debtors’ Estates, including documents that are subject to any applicable privilege.

15.  “Avoidance Action(s)” means any and all Causes of Action which a trustee, the Debtors, the Estates or other appropriate party in interest may assert under Chapter 5 of the Bankruptcy Code, including, but not limited to, sections 502(d), 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the Bankruptcy Code.

16.  “Ballot” means the form distributed to each Holder of an Impaired Claim entitled to vote on the Plan on which such Holder is to indicate the acceptance or rejection of the Plan.

17.  “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., together with all amendments and modifications thereto as applicable to the Chapter 11 Cases.

18.  “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or, if such court ceases to exercise jurisdiction over these proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases.

19.  “Bankruptcy Rule(s)” means (a) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under 28 U.S.C. § 2075, (b) the applicable Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, to the extent applicable, and (c) any other local rules and standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

20.  “Bar Date” means the general bar date and Governmental Unit bar date as set forth in the Bar Date Order, or any other date set therefore by order of the Bankruptcy Court.

21.  “Bar Date Order” means that certain Order Establishing Deadlines for Filing Proofs of Claim and Approve the Form and Manner of Notice Thereof entered by the Bankruptcy Court on [●], 2023 (Docket No. [●]).

22.  “Business Day(s)” means any day which is not a Saturday, a Sunday, a “legal holiday” as defined in Bankruptcy Rule 9006(a), or a day on which banking institutions in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

23.  “Cash” or “$” means the lawful currency of the United States of America and its equivalents including bank deposits and checks.

24.  “Cause(s) of Action” means any and all actions, proceedings, obligations, judgments, debts, accounts, claims, rights, defenses, third-party claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action (including against insiders), choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever (and any rights to any of the foregoing), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, then existing or thereafter arising, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, including, without limitation, any Avoidance Action or other recharacterization, subordination, avoidance, or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any similar provisions of applicable state or federal law.

25.  “CEO Employment Agreement” means the employment agreement for Daniel Strauss as CEO of Reorganized Novation in the form to be filed with the Plan Supplement.

26.  “Chapter 11 Cases” means the jointly administered chapter 11 cases of the Debtors herein pending in the Bankruptcy Court.

27.  “Claim(s)” means a “claim” as defined in section 101(5) of the Bankruptcy Code against any one or more of the Debtors, or their property, whether or not asserted.

28.  “Claims Objection Bar Date” means (a) for all Claims other than Claims of Governmental Units, the first Business Day that is 60 days after the Effective Date and (b) for Claims of Governmental Units, the first Business Day that is 60 days after the Governmental Unit bar date set forth in the Bar Date Order, as each such date may be extended by order of the Bankruptcy Court.

29.  “Class” means each group or category of Claims or Interests as classified herein.

30.  “Class 3 Equity Pool” means 52.5% percent of the New Common Stock to be shared pro rata among the Holders of Class 3 Claims on the Effective Date.

31.  “Class 3 Preferred Stock” means the preferred stock of Reorganized Novation to be issued by Reorganized Novation on the Effective Date to the Holders of Class 3 Claims, which shall (a) have an aggregate liquidation preference equal to $3,000,000, (b) receive a dividend of 3% per annum, which shall accrue and be cumulative and compounding, (c) exist in perpetuity until redeemed, (d) be redeemable at Reorganized Novation’s option at any time and at the Plan Sponsor’s option at any time four (4) years following the date of issuance, (e) be the most senior equity security of Reorganized Novation; and (f) so long as any shares of such preferred stock of Reorganized Novation remain outstanding, entitle the Holders of Class 3 Claims to nominate and elect one (out of seven) directors to the board of directors of Reorganized Novation.

32.  “Closing” means the closing of the transactions contemplated under Article V of the Plan.

33.  “Code” means the Internal Revenue Code of 1986, as amended.

34.  “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order.

35.  “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases.

36.  “Confirmation Hearing” means the hearing held before the Bankruptcy Court to consider Confirmation of the Plan pursuant to sections 1128(a) and 1129 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

37.  “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

38.  “Creditor” means any Person that is the Holder of any Claim or Interest against the Debtors.

39.  “Cure Amount” means all amounts required to be paid, as ordered by the Bankruptcy Court or otherwise agreed upon by a counterparty to an Executory Contract or Unexpired Lease, to assume an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

40.  “Cure Notice” means a notice sent to non-Debtor counterparties to Executory Contracts and Unexpired Leases indicating the proposed Cure Amounts to be paid to such counterparties to satisfy any cure obligations for assumption pursuant to section 365(b) of the Bankruptcy Code of the Executory Contracts and Unexpired Leases listed thereon.

41.  “Debtor Released Parties” means, collectively, each of, and in each case in its capacity as such, the (a) Debtors’ directors, officers, and employees; (b) the Plan Sponsor and the Plan Sponsor’s Related Parties; (c) the Noteholders and the Noteholders’ Related Parties; (d) Professionals; and (e) WSFS; provided, however, that in each case a person or entity shall not be a Debtor Released Party if it objects to the Plan’s release provisions.

42.  “Debtor Subsidiaries” means, collectively, Novation Holding, HCI, and NovaStar.

43.  “Debtors” means, collectively, Novation, Novation Holding, HCI, and NovaStar.

44.  “DIP Budget” means the budget for the use of cash and the proceeds of the DIP Facility as approved pursuant to the DIP Order, as it may be amended, supplemented, or altered in accordance with the DIP Facility Documents and the DIP Order.

45.  “DIP Claims” means all Claims associated with the DIP Obligations.

46.  “DIP Facility” means the loans made by the Plan Sponsor to the Debtors pursuant to the terms of the DIP Facility Documents and the DIP Order.

47.  “DIP Facility Documents” means that certain Debtor-In-Possession Loan and Security Agreement and all other documents memorializing the terms of the DIP Facility.

48.  “DIP Obligations” means all amounts due and owing under the DIP Facility as of the Effective Date, including, principal, interest, fees and expenses and, at the election of the Plan Sponsor, after consulting with the Debtors, the Plan Sponsor Expenses Amount if not paid in cash or as an offset to the amount of the Initial Preferred Stock Consideration.

49.  “DIP Order” means the interim and final orders entered on the docket of the Chapter 11 Cases by the Bankruptcy Court (a) authorizing the use of cash collateral, (b) approving the DIP Facility and (c) granting related relief (Docket Nos. [●]).

50. “Disallowed” means any Claim against the Debtors which, in whole or in part, (a) has been disallowed by a Final Order; (b) has been withdrawn by agreement of the Holder thereof and the Debtors; (c) has been withdrawn by the Holder thereof; (d) is listed in the Schedules as a zero amount or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (e) has been reclassified, expunged, subordinated or estimated resulting in a reduction in the Filed amount of any Proof of Claim; (f) is evidenced by a Proof of Claim that is required to be Filed, but was not timely Filed; (g) is unenforceable against the Debtors and the Property of the Debtors, under any agreement or applicable law for a reason other than because such Claim is contingent or unmatured; (h) includes unmatured interest, penalties or late charges; (i) is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such claim; or (j) is a Claim or portion thereof for any fine, penalty, forfeiture, attorneys’ fees (to the extent such attorneys’ fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys’ fees or damages does not constitute compensation for the Creditor’s actual pecuniary loss. In each case a Disallowed Claim is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

51.  “Disallowed Claim” means a Claim that is Disallowed, or the Disallowed portion thereof.

52.  “Disbursing Agent(s)” means the Reorganized Debtors or any other entity in its capacity as a disbursing agent under the Plan.

53.  “Disclosure Statement” means the disclosure statement related to the Plan, dated as of the date hereof, as such disclosure statement may be amended, modified or supplemented from time to time, and all exhibits and schedules annexed thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

54.  “Disputed” means (a) a Claim for which an objection has been Filed by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; (b) a Claim which asserts it is contingent or unliquidated in whole or in part; (c) a Claim that is listed in the Debtors’ Schedules as disputed, contingent, or unliquidated; or (d) a tort claim.

55.  “Disputed Distribution” means any dispute that arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution.

56.  “Distribution” means Cash, property, interests in property or other value distributed under the Plan to the Holders of Allowed Claims.

57.  “Distribution Record Date” means, for purposes of determining the Holders of Claims and Interests entitled to receive Distributions under the Plan on account of such Claims and Interests, the Effective Date.

58.  “Effective Date” means the first Business Day on which all conditions to the Effective Date set forth in Section 12.02 of the Plan have been satisfied or waived or such other later date as may be mutually agreed by the Debtors and the Plan Sponsor.

59.  “Effective Date Notice” means a notice of the occurrence of the Effective Date that shall be filed on the docket of the Bankruptcy Court, substantially in the form attached to the Confirmation Order.

60.  “Estates” means the estates of the Debtors created by operation of law on the Petition Date pursuant to section 541 of the Bankruptcy Code.

61.  “Excess Claim Amount” means the sum of (i) the amount of any Allowed General Unsecured Claims not set forth on the GUC Schedule and (ii) the amount by which the Allowed General Unsecured Claims identified on the GUC Schedule exceed the amount identified on the GUC Schedule with respect to such claims.

62.  “Exculpated Party” means each of and solely in their capacities as such: (a) the Debtors; (b) the Estates; (c) the Debtors’ directors, officers and employees that served during the pendency of the Chapter 11 Cases; and (d) the Professionals.

63.  “Exit Funding” means sufficient Cash, funded first from the proceeds of the DIP Facility, to the extent the Debtors’ ability to borrow thereunder has not been exhausted, and then from the proceeds of the Initial Preferred Stock Consideration, to fund all transactions necessary to implement the Plan and for the Effective Date to occur, including payment in full of all Allowed Other Secured Claims, Allowed Priority Non-Tax Claims, Allowed Priority Tax Claims, and Allowed Administrative Claims (including Allowed Fee Claims to the extent not already satisfied from amounts held in the Professional Fee Escrow Account, and United States Trustee Fee Claims), as well as any outstanding WSFS Fees, but specifically excluding any amounts necessary to pay those amounts set forth on the GUC Schedule.

64.  “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

65.  “Fee Claim” means an Administrative Claim under sections 328, 330, 331, 363, or 503 of the Bankruptcy Code for compensation of a Professional for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date.

66.  “Final Order” means an order, ruling, judgment, the operation or effect of a judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended, and as to which (a) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending, or (b) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken for granted.

67.  “Funding Amount” means an amount equal to all amounts funded by the Plan Sponsor to the Debtors prior to the Petition Date in accordance with the RSA, which amount is not less than $1,285,000 as of the date of the Plan.

68.  “Funding Amount Claims” means the General Unsecured Claims of the Plan Sponsor relating to the Funding Amount.

69.  “General Unsecured Claim” means any Claim against any Debtor that is not an Administrative Claim (including a Fee Claim or United States Trustee Fee Claim), Priority Non- Tax Claim, Priority Tax Claim, DIP Claim, Other Secured Claim, Intercompany Claim, Noteholder Claim or 510(b) Claim.

70.  “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

71.  “GUC Schedule” means the schedule of all General Unsecured Claims known by the Debtors as of the Petition Date as set forth on an exhibit to the RSA.

72.  “Holder” means the legal or beneficial holder of a Claim or Interest (and, if used in conjunction with a Class or type of Claim or Interest, means a holder of a Claim or Interest in such Class or of such type).

73.  “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

74.  “Initial Preferred Stock Consideration” means $350,000 to be funded by the Plan Sponsor on the Effective Date, less any amounts necessary to fund the Exit Funding and any amounts offset against the Plan Sponsor Expenses Amount.

75.  “Intercompany Claim” means a Claim held by a Debtor or an Affiliate of a Debtor against another Debtor or, in the case of an Affiliate of a Debtor, any Debtor.

76.  “Interests” means all previously issued and outstanding interests (whether legal, equitable, contractual or other rights) of any Holders of any class of equity securities of any of the Debtors represented by shares of common or preferred stock or other instruments evidencing an ownership interest in any of the Debtors, whether or not certificated, transferable, voting or denominated “stock” or a similar security, or any option, warrant or right, contractual or otherwise, to acquire any such Interests.

77.  “IRS” means the Internal Revenue Service.

78.  “Lead Plan Sponsor” means Nighthawks Holdings I, LLC or any of its successors or assigns, or any designee thereof.

79.  “Lien” means, with respect to any asset or Property (or the Cash, rent, revenue, income, profit or proceed therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the Cash, rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of General Unsecured Claims.

80.  “Management Contract” means that certain Management Contract by and between the Plan Sponsor and Reorganized Novation, a copy of which shall be filed with the Plan Supplement, pursuant to which the Plan Sponsor will provide management services and business advisory services to Reorganized Novation in exchange for the Warrants.

81.  “Management Incentive Plan” means the Management Incentive Plan, in the form to be filed with the Plan Supplement, to be implemented in accordance with Section 5.02(j) of the Plan.

82.  “Minority Participant” means HOMF II Distressed Opportunities, Ltd. or any of its successors or assigns, or any designee thereof.

83.  “New Common Stock” means the common stock of Reorganized Novation to be issued pursuant to the terms of the Plan.

84.  “New Equity Interests” means, collectively, the Preferred Stock and the New Common Stock.

85.  “Note Purchase Agreement” means the Senior Secured Note Purchase Agreement dated as of July 27, 2017, among Novation Companies, Inc. as Issuer, the Subsidiaries of the Issuer from time to time party thereto, as Guarantors, Taberna Preferred Funding I, Ltd., Taberna Preferred Funding II, Ltd. and Kodiak CDO I, Ltd., as Noteholders, and Wilmington Savings Fund Society, FSB, as Collateral Agent, as amended, restated, and supplemented from time to time in accordance with its terms.

86.  “Noteholder Claim” means all Claims of the holders of notes arising under the Note Purchase Agreement.

87.  “Noteholders” means the Holders of Noteholder Claims.

88.  “Objection” means any objection, application, motion, complaint or other legal, equitable or administrative proceeding brought by any party (including arbitration, mediation, summary proceeding, adversary proceeding or other litigation if applicable) seeking to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, avoid, subordinate, estimate or otherwise limit recovery, in whole or in part, with respect to any Claim (including any request for payment of any Administrative Claim).

89.  “Ordinary Course Administrative Claims” means Administrative Claims against the Debtors that represent liabilities incurred in the ordinary course of business of the Debtors.

90.  “Person(s)” means a corporation, governmental unit and person, each as respectively defined in sections 101(9), (27) and (41) of the Bankruptcy Code, including a natural person, individual, partnership, corporation, or other domestic or foreign entity or organization.

91.  “Petition Date” means the date upon which the Chapter 11 Cases were commenced in the Bankruptcy Court.

92.  “Plan” means this prepackaged chapter 11 plan of reorganization proposed by the Debtors, including all exhibits, appendices, schedules and annexes, if any, attached or to be attached thereto or filed or considered in connection therewith including a Plan Supplement, if any, as such plan and related documents may be further altered, amended, supplemented or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Plan and/or the Confirmation Order.

93.  “Plan Document” means collectively the Plan and or any exhibit, appendix, schedule or annex thereto, including, but not limited to, the Plan Supplement.

94.  “Plan Sponsor” means the Lead Plan Sponsor and the Minority Participant, including, for the avoidance of doubt, successors or assigns, or any designee thereof.

95.  “Plan Sponsor Expenses Amount” means an amount up to and including $200,000 for the Plan Sponsor’s reasonable and documented transaction fees and expenses, including the fees and expenses of investment bankers and tax, legal and other advisors.

96.  “Plan Sponsor Expenses Additional Amount” means any amount over $200,000 for the Plan Sponsor’s reasonable and documented transaction fees and expenses, including the fees and expenses of investment bankers and tax, legal and other advisors.

97.  “Plan Sponsor Preferred Stock” means the preferred stock of Reorganized Novation to be issued by Reorganized Novation on the Effective Date to the Plan Sponsor, which shall (a) have an aggregate liquidation preference of $2,000,000, (b) receive a dividend of 3% per annum, which shall accrue and be cumulative and compounding, (c) exist in perpetuity until redeemed, (d) be redeemable at Reorganized Novation’s option at any time and at the Plan Sponsor’s option at any time four (4) years following the date of issuance, (e) be the most senior equity security of Reorganized Novation, and (f) so long as any shares of such preferred stock of Reorganized Novation remain outstanding, entitle the Plan Sponsor to nominate and elect one (out of seven) directors to the board of directors of Reorgnized Novation.

98.  “Plan Supplement” means (if any) such exhibits, documents, lists or schedules not Filed with the Plan but as may be Filed at least seven (7) days prior to the deadline to object to Confirmation of the Plan or such other date as may be approved by the Bankruptcy Court.

99.  “Preferred Stock” means the Plan Sponsor Preferred Stock and the Class 3 Preferred Stock, which shall be issued on the Effective Date and which will have the rights set forth in section 5.02(b) below.

100. “Preferred Stock Consideration” means the Initial Preferred Stock Consideration plus the Subsequent Preferred Stock Consideration.

101.  “Priority Non-Tax Claim” means any Claims entitled to priority in payment pursuant to sections 507(a)(4) and 507(a)(5) of the Bankruptcy Code.

102.  “Priority Tax Claim” means any Claims of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

103.  “Professional” shall mean any professional retained by the Debtors by order of the Bankruptcy Court in these Chapter 11 Cases in accordance with sections 327, 328, 330, 363, or 1103 of the Bankruptcy Code, including without limitation YCST.

104.  “Professional Fee Escrow Account” means the account held by YCST and funded from the DIP Facility pursuant to the terms of the Plan, the DIP Order and the DIP Budget, to satisfy Allowed Fee Claims in accordance with Section 3.02(a)(2)(B) of the Plan.

105.  “Professional Fee Reserve Amount” means the total aggregate amount of the Professionals’ estimated Fee Claims, as provided for in the DIP Budget, which amount shall not be less than $731,000 in the aggregate.

106.  “Proof(s) of Claim” means any proof of claim Filed or that should have been Filed with the Bankruptcy Court in the Chapter 11 Cases pursuant to Bankruptcy Rules 3001 or 3002, the Bar Date Order, or other order of the Bankruptcy Court.

107.  “Property” means, as to the Debtors, any and all assets or property of the Debtors, of any kind, nature or description whatsoever, real or personal, tangible or intangible, as defined in section 541 of the Bankruptcy Code.

108.  “RSA” means the Restructuring Support Agreement, dated as of the date hereof, and entered into by and among the Debtors, certain of the Noteholders, and the Plan Sponsor (as amended, supplemented, or otherwise modified from time to time).

109.  “Related Parties” means collectively, with respect to a Person, including each Debtor Released Party and Third-Party Released Party, such Person’s current, former and future affiliates, and such Person’s, to the extent applicable, current and former directors, managers, officers, successors, assigns, subsidiaries, affiliates, principals, members, employees, agents, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals.

110.  “Released Parties” means, collectively, the Debtor Released Parties and the Third- Party Released Parties.

111.  “Releasing Parties” means, collectively, each of, and in each case in its capacity as such: (a) the Plan Sponsor; (b) the Noteholders; (c) Holders of Claims that are Unimpaired and presumed to accept the Plan and do not timely object to the Plan’s third-party release provisions; (d) WSFS; and (e) the Related Parties of those Releasing Parties identified in (a) through (d) solely with respect to claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities that such Related Parties could have properly asserted on behalf of such Releasing Parties.

112.  “Reorganized Debtors” means the Debtors on and after the Effective Date.

113.  “Reorganized Novation” means Novation on and after the Effective Date.

114.  “Schedules” means the Schedules, Statements and Lists filed with the Bankruptcy Court by the Debtors pursuant to Bankruptcy Code section 521(1) and Bankruptcy Rule 1007, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court prior to the entry of the final decree in these Cases.

115.  “Schedule of Assumed Executory Contracts” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, to be included in the Plan Supplement, as it may be amended by the Debtors from time to time.

116.  “Schedule of Rejected Executory Contracts” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, to be included in the Plan Supplement, as it may be amended by the Debtors from time to time.

117.  “SOFR” means the Secured Overnight Financing Rate as published on the website of the Federal Reserve Bank of New York; provided that for purposes of the Term Loan SOFR shall be not less than 4.5%.

118.          “Solicitation Order” means that certain Order entered by the Bankruptcy Court on August [●], 2023 (Docket No. [●]) approving the Motion of the Debtors for Entry of an Order (I) Scheduling a Combined Hearing On (A) Adequacy of Disclosure Statement, (B) Confirmation of Plan, and (C) the Assumption of Executory Contracts and Cure Amounts; (II) Approving Form and Manner of Notice of (A) Combined Hearing, (B) Commencement of Chapter 11 Case, and (C) Assumption of Executory Contracts and Cure Amounts Related Thereto, and Objection Deadlines; (III) Establishing Procedures for Objecting to (A) Disclosure Statement, (B) Plan, and (C) Proposed Assumption or Rejection of Executory Contracts and Cure Amounts; (IV) Conditionally Directing the United States Trustee not to Convene a Section 341 Meeting of Creditors; and (V) Granting Related Relief.

119.  “Subsequent Preferred Stock Consideration” means an additional up to $625,000 to be paid by the Plan Sponsor as consideration for the Plan Sponsor Preferred Stock in increments of $125,000 per year commencing on first Business Day of the fortieth month after the first anniversary of the Effective Date until the earlier of (i) the expiration of five (5) years from the Effective Date, and (ii) a liquidity or change of control event with respect to Novation, as such amount shall be reduced by any Excess Claim Amount paid by the Plan Sponsor. For the avoidance of doubt, upon the occurrence of a liquidity or change of control event with respect to Novation, the Plan Sponsor’s obligation to fund any Subsequent Preferred Stock Consideration due after the effective date of such liquidity or change of control event shall be terminated.

120.  “Tax(es)” means any tax, charge, fee, levy, or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

121.  “Tax Preservation Rights Plan” means, to the extent requested by the Plan Sponsor, a tax preservation rights plan for Reorganized Novation, in form and substance satisfactory to the Plan Sponsor, to be filed with the Plan Supplement.

122.  “Term Loan” means the term loan to be made by the Plan Sponsor to the Reorganized Debtors on the Effective Date pursuant to that certain the Term Loan Agreement, which (a) is in the principal amount equal to the Term Loan Amount, (b) accrues interest at a rate of SOFR plus 10% per annum, plus an additional 3% in the event of default, (c) includes fees of 5% of the principal amount, (d) includes yield maintenance for four (4) years, (e) grants the Plan Sponsor a first priority security interest in all assets of the Reorganized Debtors, (f) matures in five (5) years, and (g) includes customary approval and other rights and covenants for the benefit of the Plan Sponsor.

123.  “Term Loan Agreement” means that certain Loan and Security Agreement filed with the Plan Supplement.

124.  “Term Loan Amount” equals an aggregate amount equal to the DIP Obligations, plus the Additional Term Loan Amount, plus the Plan Sponsor Expenses Additional Amount, plus the Funding Amount, plus any Additional Plan Payment Amount, plus any Additional Plan Payment Fee.

125.  “Third-Party Released Parties” means, collectively, each of, and in each case in its capacity as such, (a) the Debtors, the Estates and the Debtors’ Related Parties; (b) the Plan Sponsor and the Plan Sponsor’s Related Parties; (c) the Noteholders and the Noteholders’ Related Parties; (d) the Professionals; and (e) WSFS; provided, however, that in each case a person or entity shall not be a Third-Party Released Party if it objects to the Plan’s release provisions.

126.  “Unclaimed Property” means any unclaimed Distribution of Cash or any other Property made pursuant to the Plan to the Holder of an Allowed Claim pursuant to the Plan, including checks that are either not cashed for ninety (90) days after issuance or which are returned as undeliverable without a proper forwarding address, and any Distribution not delivered because no mailing address was available as of the applicable distribution date.

127.  “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

128.  “Unimpaired” means any Claim that is not Impaired.

129.  “United States Trustee” means the United States Trustee appointed under section 581(a)(2) of title 28 of the United States Code to serve in the Chapter 11 Cases.

130. “United States Trustee Fee Claims” means fees arising under 28 U.S.C. § 1930(a)(6) or accrued interest thereon arising under 31 U.S.C. § 3717.

131.  “Warrants” means the warrants that shall be issued by Reorganized Novation to the Plan Sponsor in the form attached to the Plan Supplement pursuant to the Management Contract and which shall have at least the following terms: (a) no voting rights (until exercised), (b) equal to up to an additional 15% of the New Common Stock of Reorganized Novation on a fully diluted basis, (c) become exercisable upon vesting in tranches of 1/3 on each anniversary of the issuance thereof for a period of three years (for an aggregate 15% of the New Common Stock of Reorganized Novation, on a fully diluted basis) on a quarterly basis; provided that Reorganized Novation will have the right to postpone the exercise of the Warrants (other than the Warrants held directly by or designated with the authority to determine the exercise of by the Lead Plan Sponsor) to the extent that Reorganized Novation determines that any such exercise would trigger an “owner shift” of Reorganized Novation within the meaning of section 382(g) of the Code, (d) a strike price equal to 125% of the fully diluted common stock price per share on the Effective Date, (e) cashless exercise at any time at the Plan Sponsor’s sole discretion, provided that Reorganized Novation will have the right to postpone the exercise of the Warrants (other than the Warrants held directly by or designated with the authority to determine the exercise of by the Lead Plan Sponsor) to the extent that Reorganized Novation determines that any such exercise would trigger an “owner shift” of Reorganized Novation within the meaning of section 382(g) of the Code, (f) an expiration of no less than 10 years, (g) minority protections, including information rights, registrations rights upon exercise, and full anti-dilution protections, and (h) customary indemnification rights.

132.  “WSFS” means Wilmington Savings Fund Society, FSB, in its capacity as Collateral Agent under the Note Purchase Agreement.

133.  “WSFS Fees” means all reasonable and documented fees and expenses due to WSFS under the Note Purchase Agreement through and including the Effective Date.

134.  “YCST” means Young Conaway Stargatt & Taylor, LLP.

Section 1.02.	Interpretation; Application of Definitions and Rules of Construction.

a.	Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and the neuter.

b.	The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in the Plan.

c.	The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included.

d.	The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

e.	Any term used in the Plan that is not defined in the Plan, either in Article I of the Plan or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). Without limiting the preceding sentence, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

f.	To the extent that the description of the Plan or any Plan Document is inconsistent with the actual terms or conditions of the Plan or any Plan Document, the terms and conditions of the Plan or Plan Document, as the case may be, shall control.

Section 1.03. Exhibits.

Any and all exhibits to the Plan and any documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full herein, regardless of when Filed. All references to “the Plan” herein shall be construed, where applicable, to include references to this document and any amendments and exhibits hereto, the Plan Supplement and any amendments thereto, and all of their respective exhibits, appendices, schedules and annexes.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

Section 2.01. General.

Pursuant to section 1122 of the Bankruptcy Code, a Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. A Claim or Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

Section 2.02. Unclassified Claims (Not Entitled to Vote on the Plan).

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Fee Claims and United States Trustee Fee Claims), Priority Tax Claims and DIP Claims are not classified. The treatment accorded Administrative Claims (including Fee Claims and United States Trustee Fee Claims), Priority Tax Claims and DIP Claims is set forth in Section 3.02 of the Plan.

Section 2.03. Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject the Plan:

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims against all Debtors	Unimpaired	No (deemed to accept)
Class 2	Other Secured Claims against all Debtors	Unimpaired	No (deemed to accept)
Class 3	Noteholder Claims against Novation, Novation Holding, and HCI	Impaired	Yes
Class 4	General Unsecured Claims against all Debtors	Unimpaired	No (deemed to accept)
Class 5	Intercompany Claims	Unimpaired/ Impaired	Yes/No (presumed to accept/deemed to reject)
Class 6	510(b) Claims	Impaired	No (deemed to reject)
Class 7a	Interests in Novation	Impaired	No (deemed to reject)
Class 7b	Interests in Debtor Subsidiaries	Unimpaired	No (deemed to accept)

Section 2.04. Unimpaired Classes of Claims.

The following Classes of Claims are unimpaired and, therefore, presumed to have accepted the Plan and are not entitled to vote on the Plan under section 1126(f) of the Bankruptcy Code, unless otherwise provided in this Section.

Class 1: Class 1 consists of all Priority Non-Tax Claims.

Class 2: Class 2 consists of all Other Secured Claims.

Class 4: Class 4 consists of all General Unsecured Claims.

Class 5: Class 5 consists of Intercompany Claims.

Class 7b: Class 7b consists of Interests in Debtor Subsidiaries.

Section 2.05. Impaired Classes of Claims and Interests.

The following Classes of Claims are impaired and, therefore, are either deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code or are entitled to vote on the Plan, unless otherwise provided herein.

Class 3: Class 3 consists of the Noteholder Claims and is Impaired.

Class 5: Class 5 consists of Intercompany Claims.

Class 6: Class 6 consists of 510b Claims and is Impaired.

Class 7a: Class 7a consists of Interests in Novation and is Impaired.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

Section 3.01. Satisfaction of Claims and Interests.

The treatment of and consideration to be received by Holders of Allowed Claims or Allowed Interests pursuant to the Plan shall be in full satisfaction, release, extinguishment and discharge of their respective Claims against or Interests in the Debtors and the Debtors’ Property.

Section 3.02. Treatment of Claims and Interests.

a.	Provisions for Treatment of Unclassified Claims.

1.	Administrative Claims.

Except to the extent that a Holder of an Allowed Administrative Claim agrees to less favorable treatment, or as otherwise provided for in the Plan, the Debtors shall pay to each Holder of an Allowed Administrative Claim Cash an amount equal to the amount of such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, and (ii) the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is reasonably practicable; provided, however, that Allowed Ordinary Course Administrative Claims may be paid by the Debtors in the ordinary course of business of the Reorganized Debtors consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

Except for Fee Claims, claims pursuant to section 503(b)(9) of the Bankruptcy Code (which shall be governed by the Bar Date Order), Ordinary Course Administrative Claims, and any United States Trustee Fee Claims, or as otherwise provided herein, the deadline to file requests for the allowance of Administrative Claims shall be the Administrative Claims Bar Date. Any requests for payment of an Administrative Claim that are not properly filed and served by the Administrative Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.

2.	Fee Claims.

A.	Final Fee Applications.

Any Professional seeking an award by the Bankruptcy Court of compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date must file and serve on the Reorganized Debtors and their counsel, the Plan Sponsor and their counsel, the United States Trustee, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other applicable order(s) of the Court, its final application for allowance of such compensation and/or reimbursement by no later than twenty-one (21) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court; provided, however, that a Professional retained by the Debtors under section 363 of the Bankruptcy Code shall not be required to file an application for allowance of compensation and/or reimbursement of expenses. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Fee Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors and their counsel, the Plan Sponsor and their counsel, the United States Trustee, and the requesting party no later than fourteen (14) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

The Reorganized Debtors may, without application to or approval by the Bankruptcy Court, retain professionals and pay reasonable professional fees and expenses in connection with services rendered to the Reorganized Debtors after the Effective Date.

B.	Professional Fee Escrow Account.

Consistent with the terms of the Plan, the DIP Order and DIP Budget, the Debtors shall have funded the Professional Fee Escrow Account with proceeds of the DIP Facility and the Initial Preferred Stock Consideration equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals for Allowed Fee Claims and for no other Person until all Allowed Fee Claims have been irrevocably paid in full to the Professionals. No Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account or the funds held therein. The funds held in the Professional Fee Escrow Account shall not be property of the Estates of the Debtors or the Reorganized Debtors. The Allowed Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Fee Claims are Allowed. When all such Allowed amounts owing to the Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the full amount of the Allowed Fee Claims, any affected Professional shall have an Allowed Administrative Expense Claim for the deficiency, which shall be satisfied in accordance with Section 3.02(a)(1) of the Plan.

3.	United States Trustee Fees.

The Reorganized Debtors shall pay United States Trustee Fee Claims when and as due until the entry of an order converting, dismissing or granting a final decree in the Chapter 11 Cases. The Reorganized Debtors shall be responsible for the preparation and filing of operating reports until entry of a final decree in the Chapter 11 Cases.

4.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a different treatment, or the Bankruptcy Court has previously ordered otherwise, each Holder of an Allowed Priority Tax Claim shall receive, in full and complete satisfaction, and release of, and in exchange for such Allowed Priority Tax Claim, at the sole option of the Reorganized Debtors, (a) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Allowed Priority Tax Claim; or (b) such other treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business. The Reorganized Debtors shall retain the right to pay any Allowed Priority Tax Claim, or any remaining balance of such claim, in full at any time without premium or penalty.

5.	DIP Claims.

The DIP Claims will be satisfied in full on the Effective Date on the terms set forth in Section 5.02(f) of the Plan.

b.	Provisions for Treatment of Classified Claims.

1.	Class 1 – Priority Non-Tax Claims.

A.  Treatment. The legal, equitable and contractual rights of the Holders of Class 1 Priority Non-Tax Claims are unaltered by the Plan. Except to the extent a Holder of a Priority Non-Tax Claim agrees to different treatment or the Bankruptcy Court has previously ordered otherwise, each Holder of an Allowed Priority Non-Tax Claim shall receive, in full and complete satisfaction, and release of and in exchange for such Allowed Priority Non- Tax Claim, the Allowed Amount of such Allowed Priority Non-Tax Claim in full in Cash on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Non-Tax Claim becomes an Allowed Claim.

B.   Voting. In accordance with section 1126(f) of the Bankruptcy Code, the Holders of Allowed Priority Non-Tax Claims are conclusively presumed to accept the Plan and the votes of such Holders will not be solicited.

2.	Class 2 – Other Secured Claims

A.  Treatment. Each Holder of an Allowed Other Secured Claim against the Debtors shall receive on or as soon as reasonably practicable after the Effective Date, on account of, in full and complete discharge of, and in exchange for, such Allowed Other Secured Claims, at the option of the Plan Sponsor: (i) payment in full in Cash; (ii) the collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of such Allowed Other Secured Claim; or (iv) such other treatment rendering such Allowed Other Secured Claim unimpaired.

B.   Voting. Allowed Other Secured Claims are Unimpaired, and the Holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

3.	Class 3 – Noteholder Claims.

A.  Allowance. On the Effective Date, the Class 3 Noteholder Claims shall be deemed Allowed in the aggregate amount of $97,804,338.00, inclusive of accrued and unpaid interest and fees due and owing under the Note Purchase Agreement.

B.   Treatment. On the Effective Date, each Holder of an Allowed Noteholder Claim shall receive, in full and complete satisfaction, and release of and in exchange for such Allowed Noteholder Claim: (i) its pro rata interest in the Class 3 Equity Pool, provided the Holder is described in section 382(l)(5)(E) of the Code and provides representations to that effect to the Debtors in a form satisfactory to the Debtors and the Plan Sponsor at least twenty (20) business days prior to the Effective Date, and provided further that any Holder that is not described in section 382(l)(5) of the Code or fails to provide the required representations to that effect shall forfeit the right to receive its pro rata interest in the Class 3 Equity Pool and the interests shall instead be distributed to eligible Holders of Class 3 Noteholder Claims; (ii) its pro rata interest in the Class 3 Preferred Stock; (iii) its pro rata share of any proceeds of the Initial Preferred Stock Consideration that remain after the funding of the Exit Funding and less amounts offset against the Plan Sponsor Expenses Amount, and (iv) the right to receive its pro rata share of the proceeds of the Subsequent Preferred Stock Consideration that remain after any reduction for the Plan Sponsor’s payment of any Excess Claim Amounts.

C.   Voting. The Noteholder Claims are Impaired and Holders are entitled to vote to accept or reject the Plan.

4.	Class 4 – General Unsecured Claims.

A.  Treatment. Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to different treatment, each Holder of an Allowed General Unsecured Claim shall receive, in full and complete satisfaction, and release of and in exchange for such Allowed General Unsecured Claim, either (i) the Allowed Amount of such Allowed General Unsecured Claim in full in Cash on, or as soon thereafter as is reasonably practicable, the later of the (a) Effective Date; (b) first Business Day after the date that is thirty (30) calendar days after the date a General Unsecured Claim becomes an Allowed Claim or (c) the date that such Allowed General Unsecured Claim becomes payable in the ordinary course of business; or (ii) such other treatment, including reinstatement, as may render such Allowed General Unsecured Claim Unimpaired; provided that notwithstanding anything in to the contrary in the Plan, the Funding Amount Claims shall not receive the treatment afforded to other Allowed General Unsecured Claims under the Plan and shall instead be treated and satisfied as provided for in Section 5.02(f) of the Plan.

B.   Voting. In accordance with section 1126(f) of the Bankruptcy Code, the Holders of Allowed General Unsecured Claims are conclusively presumed to accept the Plan and the votes of such Holders will not be solicited.

5.	Class 5 – Intercompany Claims.

A.  Treatment. On the Effective Date, each Intercompany Claim shall, at the option of the applicable Debtor or Reorganized Debtor, be adjusted, reinstated, or canceled and released without any distribution.

B.   Voting. Holders of Intercompany Claims are either Unimpaired, and such Holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.	Class 6 – 510(b) Claims.

A.  Treatment. Holders of 510(b) Claims, if any, will not receive any distribution on account of their Claims and will be cancelled, released, and extinguished.

B.   Voting. Holders of 510(b) Claims are Impaired and are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Class 6 Claims are not entitled to vote to accept or reject the Plan.

7.	Class 7a – Interests in Novation.

B.  Treatment. All Interests in Novation will be cancelled, released, and extinguished, and will be of no further force or effect, and the Holders of Interests in Novation will receive no distribution on account of such Interests.

B.  Voting. Holders of Class 7a Interests are Impaired and are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Class 7a Interests are not entitled to vote to accept or reject the Plan.

8.	Class 7b – Interests in the Debtor Subsidiaries.

A.  Treatment. On the Effective Date, Interests in the Debtor Subsidiaries shall be reinstated without any distribution.

B.  Voting. In accordance with section 1126(f) of the Bankruptcy Code, the Holders of Class 7b Interests in Debtor Subsidiaries are Unimpaired, Holders of such Interests are presumed to accept the Plan, and the votes of such Holders will not be solicited.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

Section 4.01. Acceptance by a Class of Claims.

In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims will be deemed to accept the Plan if the Plan is accepted by the Holders of Claims in such Class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan as provided for in the Solicitation Order.

Section 4.02. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cram Down.”

Because Class 6 and Class 7a are deemed to reject the Plan, the Debtors will seek confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

Section 4.03. Confirmation of All Cases.

Except as otherwise specified herein, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors.

Section 4.04. Intercompany Claims and Interests in Debtor Subsidiaries.

Distributions on account of the Intercompany Claims and Interests in the Debtor Subsidiaries are not being received by Holders of such Intercompany Claims and Interests in the Debtor Subsidiaries on account of their Claims and Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the various subsidiaries of the Debtors. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Claims and Interests in the Debtor Subsidiaries shall be held or owned by the same Reorganized Debtor that corresponds with the Debtor that held or owned such Intercompany Claims and Interests in the Debtor Subsidiaries prior to the Effective Date.

ARTICLE V

MEANS OF PLAN IMPLEMENTATION

Section 5.01. Corporate Governance and Action.

a.	Reorganized Debtors’ Initial Board of Directors

Upon the Effective Date and without further authorization or documentation, the authority of (i) the members of the board of directors for each of the Reorganized Debtors; and (ii) each of the Debtors’ officers shall terminate and the members of the board of directors of each of the Reorganized Debtors shall be appointed as provided for herein.

The boards of directors of Reorganized Novation shall consist of seven (7) directors and the initial boards shall include (i) four directors nominated by the Noteholders (two of whom shall be the two existing directors of Novation), with two serving a two year term, one serving a three year term and one serving a four year term, (iii) three directors agreed upon by the Plan Sponsor, with one serving a two year term, one serving a three year term and one serving a four year term. The identities of the initial board of directors of Reorganized Novation shall be set forth in the Plan Supplement. Such initial board members shall also serve as the board of directors for each of the other corporate Reorganized Debtors. After the initial term of a Reorganized Novation director expires, each director shall have a three year term and shall be elected in accordance with the terms of the Amended Certificate and Bylaws. Reorganized Novation shall serve as manager of any Reorganized Debtor that is a limited liability company.

b.	Stockholder Approval Matters

Reorganized Novation’s Bylaws shall provide that all post-Effective Date matters requiring the approval of Reorganized Novation’s stockholders will require a quorum of not less than a majority of Reorganized Novation’s issued and outstanding stock entitled to vote thereat, and all matters brought before the stockholders shall be approved by the affirmative vote of greater than fifty-one percent (51%) of the voting power of the then outstanding common stock of Reorganized Novation, voting as a single class.

c.	Corporate Action

All decisions of the Reorganized Debtors’ boards of directors shall be by simple majority.

The boards of directors of the Reorganized Debtors shall be authorized to appoint officers for the Reorganized Debtors in accordance with the terms of each Reorganized Debtor’s organizational documents, including the Amended Certificate and Bylaws.

On and after the Effective Date, the members of the boards of directors of the Reorganized Debtors, or, where member managed, the managing member, are authorized to, and may direct an officer to, issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such action as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of, and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those required pursuant to the Plan.

The adoption of the Amended Certificate and Bylaws or other organizational documents of the Reorganized Debtors, if so amended, the selection of directors and officers of Reorganized Debtors, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan) by the Confirmation Order. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors of the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirements or further action by the security holders, members, directors, managers or officers of the Debtors or Reorganized Debtors.

On the Effective Date, as applicable, the appropriate officers of the Debtors and/or Reorganized Debtors and members of the boards of directors or managers of the Debtors and/or Reorganized Debtors are authorized and directed to issue, execute and deliver, and cause the Reorganized Debtors to perform, the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Debtors and/or Reorganized Debtors.

On and after the Effective Date, the Reorganized Debtors shall have full authority and are authorized to take such actions and execute such documents as may be necessary to effectuate the transactions provided for in the Plan. The Reorganized Debtors’ post-Effective Date authority shall include the right to operate their business as a going concern to purchase and/or sell assets; to commence and prosecute actions and proceedings; to open, maintain and close bank accounts and/or other investments on behalf of the Estates; to make and file Objections to, or otherwise contest the amount, validity and/or priority of, all Claims other than the Noteholder Claims (which are Allowed pursuant to the Plan); to calculate and make Distributions consistent with the Plan; to prosecute and resolve Objections regarding all Claims other than the Noteholder Claims (which are Allowed pursuant to the Plan); to engage in arbitration or mediation; to engage or retain Professionals and to pay the fees and disbursements thereof; to file tax information and returns as required and, in connection therewith, to make such determinations of tax liability, challenge assessments, make tax elections, pay taxes and take other, related actions; to hold and dispose of any unclaimed Distributions; and to close the Chapter 11 Cases and any related proceedings. Subsequent to the Effective Date, the Debtors’ charters, as applicable, shall be amended to prohibit the issuance of non-voting securities and to otherwise comply with the terms and conditions of section 1123(a)(6) of the Bankruptcy Code.

Section 5.02. Effective Date Transactions.

The Closing of the transactions required and contemplated under the Plan shall take place by electronic exchange of documents on the Effective Date. All documents to be executed and delivered by any party as provided in this Article V and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Debtors and the Plan Sponsor. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

a.	Vesting of Assets.

On the Effective Date and unless otherwise provided in the Plan, the Assets of each Estate shall vest in the applicable Reorganized Debtor, as the case may be, free and clear of all claims, liens, encumbrances, charges and other interests.

b.	Reincorporation of Reorganized Novation and Issuance of New Equity Interests.

On the Effective Date, and consistent with its Amended Certificate and Bylaws, Reorganized Novation shall be reincorporated as a Delaware Corporation.

On the Effective Date, all issued and outstanding securities in the Debtors (other than the Interests in Debtor Subsidiaries), and all rights to receive any securities in the Debtors, shall be cancelled and all classes of stock in Novation shall be eliminated with the exception of the New Common Stock and the Preferred Stock.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall issue the New Equity Interests, which shall be distributed as set forth in the Plan. The receipt by any Holder and the Plan Sponsor of any newly issued New Equity Interests shall be conditioned upon such Holder and the Plan Sponsor agreeing and acknowledging in the Stockholders Agreement (as defined in the RSA) that such New Equity Interests shall be held subject to any transfer restrictions set forth in the Amended Certificate and Bylaws. The issuance of the New Equity Interests under the Plan is authorized by the Reorganized Debtors without the need for any further corporate action by the Reorganized Debtors.

The Preferred Stock (i) will be all of the same class and series, (ii) shall have an aggregate liquidation preference of $5,000,000 on a fully diluted basis, (iii) will be issued by Reorganized Novation on the Effective Date, (iv) shall entitle the holders thereof to receive distributions or dividends from Reorganized Novation on a priority pro rata basis based on the aggregate amount of Preferred Stock held by them before distributions or dividends are paid to any other equityholders of Reorganized Novation and (v) so long as any shares of the Preferred Stock remain outstanding, shall entitle the holders thereof to nominate and elect two (out of seven) directors to the board of directors of Reorganized Novation. Holders of Preferred Stock will have all approval and other rights generally granted to holders of Preferred Stock in the market, including, but not limited to approval rights with respect to: (i) any significant transactions proposed to be undertaken by the Reorganized Debtors, including any merger, change of control, sale of a material portion of the assets of any Reorganized Debtor or a winding up or liquidation of any of the Reorganized Debtors that would not result in the full repayment of the Preferred Stock, (ii) amendments to the organizational documents of any of the Reorganized Debtors, including the charter, that could reasonably be expected to have a material adverse effect on the holders of Preferred Stock, and (iii) the Reorganized Debtors making or approving payment of any dividends or distributions to holders of any security junior to the Preferred Stock.

c.	Issuance of Warrants.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall authorize the Warrants to be issued in accordance with the terms of the Management Contract. The issuance of the Warrants under the Plan is authorized without the need for any further corporate action or without any further action by any Holder of Claims or Interests or the Plan Sponsor.

d.	Securities Registration Exemption.

As of the Effective Date, Reorganized Novation shall be delisted from any public exchange and shall no longer be subject to any Securities and Exchange Commission reporting requirements.

The securities to be issued pursuant to the Plan are to be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code. To the extent section 1145 of the Bankruptcy Code is inapplicable, these issuances are exempt from registration under the Securities Act or any similar federal, state or local law in reliance on the exemption set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

e.	Funding of the Administrative and Priority Claims Reserve.

On the Effective Date, the Plan Sponsor shall fund the Administrative and Priority Claims Reserve in Cash from Cash on hand and the Exit Funding in the amount of the aggregate Administrative and Priority Claims Reserve Estimate. The Reorganized Debtors shall, subject to the terms and conditions of the Plan, pay the Allowed Administrative Claims, Allowed Priority Non-Tax Claims, and Allowed Priority Tax Claims, each as provided for in the Plan.

f.	Effective Date Funding, Preferred Stock Consideration, and Satisfaction of DIP Obligations.

On the Effective Date, the Plan Sponsor shall provide the Exit Funding and the Initial Preferred Stock Consideration; provided that for the avoidance of doubt, the Plan Sponsor shall not be required to fund, in the aggregate, more than the amount of the DIP Facility and the Initial Preferred Stock Consideration; provided further that the Plan Sponsor, in its discretion, may agree to fund the Additional Plan Payment Amount. In the event the Plan Sponsor funds any Additional Plan Payment Amount, the Plan Sponsor shall have earned the Additional Plan Payment Fee, and all such earned amounts shall be added to the Term Loan Amount. The Exit Funding, including without limitation any portion thereof funded from the Initial Preferred Stock Consideration, and any Additional Plan Payment Amount shall be used to fund all transactions necessary to implement the Plan and for the Effective Date to occur, including payment in full of all Allowed Other Secured Claims, Allowed Administrative Claims (including Allowed Fee Claims to the extent not already satisfied from amounts held in the Professional Fee Escrow Account and United States Trustee Fee Claims), Allowed Priority Non-Tax Claims, and Allowed Priority Tax Claims and all outstanding WSFS Fees.

On the Effective Date, to the extent not paid in cash from the proceeds of the DIP Facility pursuant to the terms of the DIP Facility Documents, the Plan Sponsor may elect, after consulting with the Debtors, to offset the Plan Sponsor Expense Amount against the Initial Preferred Stock Consideration. On the Effective Date, all of the DIP Obligations and the Funding Amount Claims will be refinanced by the Term Loan, the Reorganized Debtors shall issue a note to the Plan Sponsor in the amount of the Term Loan Amount and execute the other documents and instruments associated with the Term Loan as provided for in the Term Loan Agreement, and the DIP Claims and the Funding Amount Claims shall be deemed fully satisfied; and the Plan Sponsor shall pay the Initial Preferred Stock Consideration to the Reorganized Debtors and receive 47.5% of New Common Stock and the Plan Sponsor Preferred Stock. After the Effective Date, the Term Loan shall be an obligation of the Reorganized Debtors and the Estates shall not be responsible for repayment of the Term Loan nor shall repayment of the Term Loan come from the post-Effective Date proceeds of the Subsequent Preferred Stock Consideration. The Lead Plan Sponsor and the Reorganized Debtors may agree to defer payment of some or all of the interest on the Term Loan with such deferred amount to accrue interest through the date of payment of such deferred amounts at a compounding rate per annum equal to SOFR plus 12%.

After the Effective Date, on an ongoing basis in the ordinary course of business, the Plan Sponsor shall fund (a) any Excess Claim Amount (which shall reduce the Subsequent Preferred Stock Consideration), and (b) the Additional Term Loan Amount in an amount sufficient to satisfy the amounts set forth on the GUC Schedule, any amounts expended under any insurance deductible or self-insured retention and any amounts expended to defend against any General Unsecured Claims asserted against the Debtors; and the Allowed Class 4 General Unsecured Claims.

Each year for five years annually after the Effective Date, the Plan Sponsor shall pay to the Holders of Allowed Class 3 Claims the Subsequent Preferred Stock Consideration, which Subsequent Preferred Stock Consideration shall be reduced on a dollar-for-dollar basis by the Plan Sponsor’s payment of any Excess Claim Amounts.

g.	Entry into Management Contract.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall enter into the Management Contract with the Plan Sponsor.

h.	Administration Fee Agreement.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall enter into the Administration Fee Agreement with the Plan Sponsor.

i.	CEO Employment Agreement.

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Novation shall enter into the CEO Employment Agreement.

j.	Management Incentive Plan.

On the Effective Date or as soon as reasonably practicable thereafter, without further order of the Court or approval by the Board of Directors or stockholders of Reorganized Novation, Reorganized Novation shall adopt the Management Incentive Plan, which shall provide for the issuance of stock appreciation rights representing not more than the economic equivalent of 15% of the New Common Stock on a fully-diluted basis to employees and officers of Reorganized Novation that are designated and approved as participants in the Management Incentive Plan. The amounts, structure, awards, and terms of the Management Incentive Plan shall be set forth in the Management Incentive Plan, which shall be a part of the Plan Supplement, and approved by the Court pursuant to the Confirmation Order. All awards issued under the Management Incentive Plan will be dilutive of all other equity interests in Reorganized Novation issued in connection with the Plan, other than the Warrants.

k.	Cancellation of Existing Securities and Agreements.

Except for all Interests in the Debtor Subsidiaries, which shall be reinstated as provided for in the Plan, on the Effective Date, the Note Purchase Agreement, all Notes and all Interests, shall be deemed, and shall be, cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Similarly, on the Effective Date, except (a) Interests in Debtor Subsidiaries, (b) as otherwise specifically provided for in the Plan, (c) with respect to any assumed Executory Contracts and Unexpired Leases, (d) for purposes of evidencing a right to Distributions under the Plan, or (e) with respect to any Claim that is Allowed under the Plan, on the Effective Date, any instruments or documents evidencing any Claims or Interests shall be deemed automatically canceled and deemed surrendered without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the agreements, instruments, and other documents, indentures, and certificates of designations governing such Claims and Interests, as the case may be, shall be discharged.

l.	Exemption from Taxes

To the extent the Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments, and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation, or perfection of any lien, pledge, other security interest, or other instruments of transfer; (c) the making or assignment of any contracts or leases; (d) the creation, execution, and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtors or the issuance or ownership of any interest in the Reorganized Debtors; and/or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Estate’s Assets in the Reorganized Debtors pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

Section 5.03. Corporate Governance.

On the Effective Date, the boards of directors of the Reorganized Debtors, as applicable, shall consist of those individuals set forth in the Plan Supplement, and NovaStar shall continue to be member managed in accordance with its applicable operating agreement and other governing documents, as may be amended.

Section 5.04. Obligations Incurred After the Effective Date.

Payment obligations incurred after the Effective Date, including, without limitation, the professional fees of the Reorganized Debtors, will not be subject to application or proof of claim and shall be paid by the Reorganized Debtors in the ordinary course of business and without further Bankruptcy Court approval.

Section 5.05. Collateral Agent Fees.

The Reorganized Debtors shall fund from the Exit Funding all outstanding WSFS Fees pursuant to Section 5.02(f) above on the Effective Date or as soon as reasonably practicable thereafter. WSFS shall provide summary invoices to the Debtor and the Plan Sponsor identifying all outstanding WSFS Fees at least five business days prior to the occurrence of the Effective Date; provided that such summary invoices shall not be required to contain time entries, but shall include a general, brief description of the nature of the matters for which services were performed and the number of hours performed by each professional and which may be redacted or modified to the extent necessary to delete any information subject to the attorney-client privilege, any work product doctrine, privilege or protection, common interest doctrine privilege or protection, any other evidentiary privilege or protection recognized under applicable law, or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney- client privilege, work product doctrine, privilege or protection, common interest doctrine privilege or protection, or any other evidentiary privilege or protection recognized under applicable law. In the event of any objection by the Reorganized Debtors to any asserted outstanding WSFS Fees, the Reorganized Debtors and WSFS shall work in good faith to resolve such objection, and the Reorganized Debtors shall pay any portion of the outstanding WSFS Fees that is not subject to objection. If the Reorganized Debtors and WSFS cannot resolve any dispute regarding the outstanding WSFS Fees, then such dispute shall be presented to the Bankruptcy Court for adjudication. After the Effective Date, in the event that WSFS is requested to take any action by the Reorganized Debtors, the Reorganized Debtors shall pay the fees and expenses of WSFS in connection with such action, as agreed upon by the Reorganized Debtors and WSFS in writing.

Section 5.06. Administration Fee

The Reorganized Debtors shall pay the Administration Fee on the Effective Date, or as soon as reasonably practicable thereafter, and then annually from the Effective Date until the maturity date of the Term Loan; provided that at the election of the Lead Plan Sponsor, the Reorganized Debtors may defer payment of some or all of the Administration Fee with such deferred amount to accrue interest through the date of payment of such deferred amounts at a rate per annum equal to SOFR plus 6%. The Administration Fee may be accrued at the sole discretion of the Lead Plan Sponsor and shall be payable as directed by the Lead Plan Sponsor.

ARTICLE VI

PRESERVATION AND PROSECUTION OF CAUSES OF ACTION HELD BY THE DEBTORS

Section 6.01. Preservation and Prosecution of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, except as explicitly provided in the Plan, all Causes of Action of the Debtors and Reorganized Debtors are retained and preserved and shall revest in the Reorganized Debtors. Except as explicitly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver, release, or relinquishment of any Causes of Action, including, without limitation, any rights, claims or causes of action, rights of setoff, or other legal or equitable defenses (including, for avoidance of doubt, any cause of action to avoid a transfer under sections 303(c), 544, 547, 548, or 553(b) of the Bankruptcy Code, or under any similar state law) that the Debtors or the Reorganized Debtors, or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law.

Unless any Causes of Action against an entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors shall retain and may enforce all rights to commence, prosecute, settle, or abandon as appropriate, any and all Causes of Action, notwithstanding the occurrence of the Effective Date. No entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Unless any Causes of Action against an entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation Order or the occurrence of the Effective Date. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action against any entity shall vest in the Reorganized Debtors.

ARTICLE VII

PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

Section 7.01. Allowance of Claims

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date.

Section 7.02. Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Lead Plan Sponsor shall have the authority and standing to: (1) file, withdraw, or litigate to judgment, objections to Claims or Interests with respect to which it disputes liability, priority, and/or amount other than the Noteholder Claims (which are Allowed pursuant to the Plan); (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

Section 7.03. Objections to Claims.

Any Objections to Claims that have been filed on or before the Confirmation Date, shall be served and filed as soon as practicable, but, in each instance, no later than: (a) 180 days after the Effective Date; or (b) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) hereof. The Filing of a motion to extend such objection deadline, which may be made by the Reorganized Debtors or the Lead Plan Sponsor, shall automatically extend such deadline until a Final Order is entered on such motion. In the event that such a motion to extend the objection deadline is denied by the Bankruptcy Court, or approved by the Bankruptcy Court and reversed on appeal, such objection deadline shall be the later of the current deadline (as previously extended, as applicable) or 30 days after entry of a Final Order denying the motion to extend the objection deadline.

Section 7.04. No Payment or Distribution Pending Allowance.

Notwithstanding any other provision in the Plan, if any portion of a Claim is a Disputed Claim, no payment or Distribution of Property provided for hereunder shall be made on account of such Claim unless and until the Disputed Claim becomes an Allowed Claim. To the extent a Disputed Claim is Disallowed in whole or in part, the Holder of such Claim will not receive any Distribution on account of the portion of such Claim (including the whole, if applicable) that is Disallowed.

Section 7.05. Disputed Distributions.

If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, in lieu of making a distribution to such Person, the Disbursing Agent may reserve or deposit the Distribution at issue (or the disputed portion thereof) into a segregated account for Disputed Distributions until the disposition thereof is determined by a Final Order or by written agreement among the interested parties to such dispute.

Section 7.06. Estimation.

The Reorganized Debtors, acting through and at the discretion of the Lead Plan Sponsor shall have the right, but not the obligation, at any time to seek an order of the Bankruptcy Court, after notice and a hearing (which hearing may be held on an expedited basis), estimating for final Distribution purposes any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Reorganized Debtors previously objected to such Claim. If the Bankruptcy Court estimates any contingent, Disputed or unliquidated Claim, the estimated amount shall constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that if the estimate constitutes the maximum limitation on such Claim, the Debtors or the Reorganized Debtors as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim. On or after the Effective Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved without further order of the Bankruptcy Court.

Section 7.07. Late Filed Claims; Amendments to Claims.

Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed or amended after the applicable Bar Date shall be deemed disallowed and expunged without any further notice to or action, order, or approval of the Bankruptcy Court, and any Holders of such Claims may not receive any distributions on account of such Claims, unless such late Claim has been deemed timely Filed by a Final Order.

Section 7.08. Adjustment to Claims or Interests without Objection.

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Reorganized Debtors without an objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE VIII

DISTRIBUTIONS UNDER THE PLAN

Section 8.01. Limitation to Full Recovery.

Notwithstanding anything herein to the contrary, no Holder of any Claim will be entitled to a Distribution in excess of 100% of the Allowed amount of its Claims.

Section 8.02. Timing of Distributions.

Distributions under the Plan shall be made (i) as set forth in the Plan or as soon as reasonably practicable thereafter; or (ii) as agreed between the Debtors or the Reorganized Debtors, as applicable, and the particular Creditor, or as soon as reasonably practicable thereafter. If a Claim is not an Allowed Claim as of the Effective Date, Distributions will be made only if and when the Claim is Allowed and, to the extent a Disputed Claim is the subject of estimation in accordance with Section 7.04 of the Plan, in an amount no greater than the estimated amount of such Claim.

Section 8.03. Saturdays, Sundays, or Legal Holidays.

If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

Section 8.04. Distribution Record Date.

Except as otherwise provided in a Final Order that is not subject to any stay, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001(e) and Filed with the Bankruptcy Court on or prior to the Distribution Record Date will be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer may not have expired by the Distribution Record Date. As of the close of business on the Distribution Record Date, any transfer ledgers, transfer books, registers and any other records will be closed and, for purposes of the Plan, there shall be no further changes in the record Holders of such Claims. The Debtors or the Reorganized Debtors, as applicable, shall have no obligation to recognize the transfer of any Claim occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with those Holders of Claims and Interests as of the close of business on the Distribution Record Date, as reflected on the ledgers, books, registers or records of the Debtors and the Bankruptcy Court.

Section 8.05. Delivery of Distributions.

Subject to the treatment of Disputed Distributions as set forth in Section 7.03 of the Plan, Distributions shall be made to Holders of Allowed Claims at the addresses set forth on the Debtors’ books and records or the Proofs of Claim, if any, Filed by such Creditors or at the last known addresses of such Creditors or, in the case of transferred Claims, on the notice of transfer Filed with the Bankruptcy Court pursuant to Bankruptcy Rule 3001, each as of the Distribution Record Date. If any such Creditor’s Distribution is returned as undeliverable, no further Distribution shall be made to such Creditor unless and until the Disbursing Agent is notified of such Creditor’s then- current address, at which time any missed Distribution shall be made to such Creditor to the extent of available Cash; provided that in no event is the Disbursing Agent required to make Distributions to a Creditor whose Distribution is returned as undeliverable and becomes Unclaimed Property. Notwithstanding anything to the contrary in the foregoing, Distributions on account of the Noteholder Claims shall be made directly to the applicable Noteholders.

Section 8.06. Method of Cash Distributions.

The Disbursing Agent shall make all Distributions contemplated by the Plan. Any Cash payment to be made pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Disbursing Agent. If a Creditor holds more than one Claim in any one Class, all Allowed Claims of the Creditor in that Class may, at the Debtors’ or the Reorganized Debtors’ option, as applicable, be aggregated and one Distribution may be made with respect thereto.

Section 8.07. Unclaimed Property.

All Property distributed on account of Claims must be claimed within the later of ninety

(90)   days after (i) the Effective Date and (ii) the date such Distribution is made to such Holder provided, however, in the case of a Distribution made in the form of a check, must be negotiated or a request for reissuance made directly to the Reorganized Debtors by the Creditor that was originally issued such check and shall be made within ninety (90) days after the date the Distribution is made to the applicable Creditor. Nothing contained in the Plan shall require the Debtors to attempt to locate any Holder of an Allowed Claim, other than as provided herein. Pursuant to Bankruptcy Code sections 347(b) and 1143, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim Disallowed is forever barred, expunged, estopped and enjoined from asserting such Claim in any manner against the Debtors or the Estates.

Section 8.08. Compliance with Tax Requirements.

In connection with each Distribution with respect to which the filing of an information return (such as an IRS Form 1099 or 1042) or withholding is required, the Reorganized Debtors shall file such information return with the IRS and provide any required statements in connection therewith to the recipients of such Distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtors within thirty (30) days from the date of any such request, the Reorganized Debtors may, at their option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received.

Section 8.09. Setoffs.

Each Debtor or Reorganized Debtor, as applicable, may, pursuant to applicable law (including section 553 of the Bankruptcy Code), setoff against any Distribution amounts related to any Claim before any Distribution is made on account of such Claim and any and all of the Causes of Action of any nature that the Debtors, the Estates or the Reorganized Debtors may hold against the Holder of such Claim, to the extent that (a) the Debtors or Reorganized Debtors, as applicable, provide the Holder of an applicable Claim seven (7) days’ notice of the Debtors’ or Reorganized Debtors’ intent to apply a setoff and such Holder of a Claim does not object; or (b) the Debtors’ or Reorganized Debtors’ right to setoff is otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other act or omission of the Debtors or the Disbursing Agent, nor any provision of the Plan (other than Article X of the Plan) will constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder.

Section 8.10. Documentation Necessary to Release Lien.

Except as otherwise agreed to by the Debtors or Reorganized Debtors, each Creditor who is a Holder of a Lien satisfied, discharged and released under the Plan and who is to receive a Distribution under the Plan shall not receive such Distribution until such Creditor executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form, if appropriate) in connection with such Claim and such other documents as the Reorganized Debtors may reasonably request to document satisfaction of the Lien.

Section 8.11. Distributions Under Twenty-five Dollars.

No Distribution of Cash in an amount less than twenty-five dollars ($25.00) will be made by the Disbursing Agent to any Holder of an allowed Claim unless a request is made in writing to the Disbursing Agent. If no such request is made, all such Distributions will be treated as Unclaimed Property.

ARTICLE IX

EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION OBLIGATIONS

Section 9.01. General Treatment.

Unless otherwise provided in the Plan, as of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases shall be deemed rejected, unless any such Executory Contract or Unexpired Lease (i) was previously assumed, assumed and assigned, or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court; (ii) is identified on the Schedule of Assumed Executory Contracts; (iii) is the subject of a motion to assume that is pending on the Effective Date; (iv) is subject to a motion to assume pursuant to which the requested effective date of such assumption is after the Effective Date; (v) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; or (vi) is one of the following type of agreements, all of which shall be deemed assumed even if not identified by clauses (i)-(v) above: (a) confidentiality and non-disclosure agreements and (b) intercompany agreements and arrangements, unless specifically identified as rejected under the Schedule of Rejected Contracts.

Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumption of the Executory Contracts and Unexpired Leases set forth on the Schedule of Assumed Contracts and the Schedule of Assumed Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of such Executory Contracts or Unexpired Leases. Except as otherwise provided herein or agreed to by the Debtors or Reorganized Debtors (as applicable) and the applicable non-Debtor counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements related thereto and all rights related thereto. Any modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases shall not be deemed to alter the prepetition nature of such agreements or the validity, priority or amount of any Claims that may arise in connection therewith.

Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases identified in this Article IX and in the Plan Supplement at any time through and including 30 days after the Effective Date.

Each Executory Contract and Unexpired Lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

To the maximum extent permitted by law, to the extent any provision in an Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

The Debtors reserve the right to amend the Schedule of Rejected Contracts to add or remove any Executory Contract of Unexpired Lease at any time prior to the Effective Date.

The Debtors will reject or terminate, as appropriate, after consulting with the Plan Sponsor, on the Effective Date, and the Reorganized Debtor will not assume, the Debtors’ 401k plan. The Debtors shall assume, as of the Effective Date, all contracts associated with the Debtors’ payroll processing company, the health benefits, paid time off, accidental death and disability insurance and employee handbook.

On the Effective Date, any and all equity-based incentive plans or stock ownership plans of the Debtors, including all agreements related thereto, entered into before the Effective Date, or other plans, agreements, or documents giving rise to Interests, including the contingent cash components of any such plans, agreements, or documents, shall be immediately terminated without any action of the Debtors, the Reorganized Debtors, or the Plan Sponsor. To the extent such plans, agreements, or documents are considered to be Executory Contracts, such plans, agreements, or documents shall be deemed to be, and shall be treated as though they are, Executory Contracts that are rejected pursuant to Bankruptcy Code section 365 under the Plan.

From and after the Effective Date, all warrants, stock options, and other equity awards outstanding or issued before such time, whether included in a warrant, plan, contract, agreement, or otherwise, will have no value, shall be cancelled and extinguished and thus will not entitle any holder thereof to purchase or otherwise acquire any equity interests in the Reorganized Debtors.

Section 9.02. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the Cure Amount; (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. At least twenty-one days prior to the Confirmation Hearing, the Debtors shall file and serve the Cure Notice. Any objection by a counterparty to the proposed assumption of an Executory Contract or Unexpired Lease or the related Cure Amount must be Filed, served, and actually received by the Debtors no later than fourteen (14) days after the filing and service of the Cure Notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or the related Cure Amount will be deemed to have consented to such assumption and the related Cure Amount.

To the extent that any dispute with respect to the related Cure Amount with respect to any Executory Contract and Unexpired Lease to be assumed pursuant to the Plan is resolved or determined, including by entry of an order by the Court, in a manner that is not acceptable to the Debtors or Reorganized Debtors, as applicable, and the Plan Sponsor, then the Debtors or Reorganized Debtors, as applicable, at the direction of the Plan Sponsor, may reject the applicable Executory Contract or Unexpired Lease within twenty-one (21) days after such resolution or determination by filing and serving upon the counterparty to such Executory Contract or Unexpired Lease a notice of rejection. Upon service of such notice of rejection, such Executory Contract or Unexpired Lease shall be deemed to be rejected without the need for further action or an order from the Court, and such counterparty may thereafter file a proof of claim in the manner set forth in Section 9.04 of the Plan.

Upon payment of the related Cure Amount, assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults of any kind or nature, whether monetary or nonmonetary, including any Claims arising from indemnification obligations under any assumed Executory Contract or Unexpired Lease based on conduct, actions or inactions occurring or claims arising prior to the Effective Date, and including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, in each case arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

Section 9.03. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to rejected Executory Contracts or Unexpired Leases.

Section 9.04.	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Except as provided for in the Plan, Claims arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the Reorganized Debtors no later than thirty (30) days after the Debtors file the Effective Date Notice. All such Claims not filed within such time will be forever barred from assertion against the Debtors and their Estates or the Reorganized Debtors and their Property.

Section 9.05. Treatment of Rejection Claims.

Any Allowed Claim arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan shall, pursuant to section 502(g) of the Bankruptcy Code, be an Allowed General Unsecured Claim.

Section 9.06. Reinstatement and Continuation of Insurance Policies.

Unless otherwise assumed during the pendency of the Chapter 11 Cases, from and after the Effective Date, and notwithstanding Section 9.01 or any other provision of the Plan, each of the Debtors’ insurance policies in existence on and as of the Effective Date shall be reinstated and continued in accordance with its terms and, to the extent applicable, shall be deemed assumed by the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ insurance policies.

The Debtors’ discharge and release from all Claims and Interests, as provided herein, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors (including, without limitation, their officers and directors), the Reorganized Debtors (including, without limitation, their officers and directors) or any other person or entity.

ARTICLE X

EFFECT OF CONFIRMATION

Section 10.01. Continued Corporate Existence.

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate (or limited liability company, as applicable) entity, with all the powers of a corporation (or limited liability company, as applicable), pursuant to the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation or bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such Amended Certificate and Bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

Section 10.02. Continued Operations.

From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein.

Section 10.03. Discharge of Claims Against and Interests in the Debtors.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein or in the Confirmation Order, each Person that is a Holder (as well as any trustees and agents on behalf of such Person) of a Claim shall be deemed to have forever discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims and Interests and related rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided herein, upon the Effective Date, all such Holders of Claims and Interests shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim and Interests and related rights and liabilities.

Section 10.04. Injunction.

No Person or Entity holding a Claim or Interest may receive any payment from, or seek recourse against, directly or indirectly, any Assets or Property of the Debtors and their Estates or the Reorganized Debtors other than Assets or Property required to be distributed to that Person or Entity under the Plan. Except as otherwise expressly provided for in the Plan or the Confirmation Order, all Persons and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Interest, or on account of any claim, interest, obligation, right, suit, damages, Cause of Action, remedy or liability discharged, released, dismissed, exculpated, settled or waived under the Plan or the Confirmation Order, from, directly or indirectly (collectively, the “Enjoined Matters”):

a.  asserting any Enjoined Matters against any Assets or Property of the Debtors, their Estates, the Reorganized Debtors, the Released Parties, and their successors and assigns and any of their assets or properties, directly or indirectly;

b.  commencing or continuing in any manner any suit, action, discovery, or other matter or proceeding of any kind against the Debtors, their Estates, the Reorganized Debtors, the Released Parties, their successors and assigns and any of their assets and properties;

c.  enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against the Debtors, their Estates, the Reorganized Debtors, the Released Parties, their successors and assigns and any of their assets and properties;

d.  creating, perfecting or enforcing any encumbrance of any kind against the Debtors, their Estates, the Reorganized Debtors, the Released Parties, their successors and assigns and any of their assets and properties; or

e.  asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors, their Estates, the Reorganized Debtors, the Released Parties, their successors and assigns and any of their assets and properties, directly or indirectly, except to the extent that a motion to effectuate such setoff or subrogation is timely filed prior to the Confirmation Date.

Section 10.05. Releases.

a.   Releases by the Debtors. As of the Effective Date, for good and valuable consideration, pursuant to the Plan and the Confirmation Order, the Debtor Released Parties are forever released by the Debtors and the Estates, and anyone claiming by or through the Debtors and the Estates, from any and all claims, interests, obligations, rights, suits, damages, Causes of Action (including, without limitation, any and all Avoidance Actions), remedies and liabilities whatsoever, including, without limitation, any derivative claims or claims asserted or assertable on behalf of the Debtors and the Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereinafter arising, in law, equity or otherwise, that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or that a Holder of any Claim or Interest would have been legally entitled to assert derivatively on behalf of the Debtors or otherwise by or through the Debtors, based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Estates, the Chapter 11 Cases, the Plan, the RSA, the Confirmation Order, the Disclosure Statement or related agreements, instruments or other documents in the Chapter 11 Cases, except for any such act, omission, transaction, event or other occurrence that is determined in a Final Order to have constituted actual fraud, gross negligence or willful misconduct.

b.   Releases by Holders of Claims. As of the Effective Date, for good and valuable consideration, the Third-Party Released Parties are forever released by the Releasing Parties, and anyone claiming by or through the Releasing Parties, from any and all claims, interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereinafter arising, in law, equity or otherwise, that the Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of and anyone claiming by or through the Releasing Parties, based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Estates, the Chapter 11 Cases, the Plan, the RSA, the Confirmation Order, the Disclosure Statement or related agreements, instruments or other documents in the Chapter 11 Cases, except for any such act, omission, transaction, event or other occurrence that is determined by a Final Order to have constituted actual fraud, gross negligence or willful misconduct; provided, however, that the foregoing is not intended and shall not be deemed to be a release of the Debtors’ obligations pursuant to the Plan.

c.   Each Person and Entity deemed to grant a release under this Section 10.05 shall be deemed to have granted such release notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, to the extent such section is applicable, which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of Confirmation.

d.   Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in this Section 10.05.

Section 10.06. Exculpation and Limitation of Liability.

On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, to the maximum extent permitted by law, the Exculpated Parties shall be exculpated from any liability to any Person or Entity, including, without limitation, to any Holder of a Claim or an Interest, for any act or omission occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the RSA, the Chapter 11 Cases, the formulation, negotiation, preparation, dissemination, solicitation of acceptances, implementation, confirmation or consummation of the Plan, the Disclosure Statement, any contract, instrument, release or other agreement or document created, executed or contemplated in connection with the Chapter 11 Cases, the Plan, the RSA, the Confirmation Order, the Disclosure Statement, related agreements, instruments or other documents in the Chapter 11 Cases, or the administration of the Plan or the Assets and property to be distributed under the Plan; provided, however, that the exculpation provisions of this Section 10.06 shall not apply to acts or omissions constituting actual fraud, willful misconduct or gross negligence by any Exculpated Party, as determined by a Final Order. The Confirmation Order and the Plan shall serve as a permanent injunction against any Person or Entity commencing or continuing in any manner any suit, action, discovery, or other matter or Proceeding of any kind against the Exculpated Parties that has been exculpated pursuant to this Section 10.06 of the Plan.

Section 10.07. Subordination of Claims and Interests Under Section 510.

Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and the Interests in each Class with due regard to any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, sections 510(b) and (c) of the Bankruptcy Code or otherwise.

ARTICLE XI

RETENTION OF JURISDICTION

Section 11.01. Exclusive Jurisdiction of Bankruptcy Court.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Cases, the Plan and the Confirmation Order to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

a.  allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Claim, the resolution of any Objections to the allowance or priority of any Claim and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim;

b.  grant or deny any applications for allowance of compensation or reimbursement of expenses for Professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

c.  hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, Filed on or commenced after the Effective Date, including proceedings with respect to the rights of the Estates to recover Property under sections 542 or 543 of the Bankruptcy Code;

d.  determine and resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

e.  ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein and resolve any issues relating to Distributions to Holders of Allowed Claims pursuant to the provisions of the Plan;

f.   following the Effective Date and consistent with section 1142 of the Bankruptcy Code, construe, take any action and issue such orders as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Estates following consummation in accordance with sections 524 and 1141 of the Bankruptcy Code;

g.  determine and resolve any case, controversy, suit or dispute that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order, including the indemnification, release and injunction provisions set forth in the Plan, or any Person’s rights arising under or obligations incurred in connection therewith;

h.  modify the Plan after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, or the Confirmation Order;

i.   issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order;

j.   enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

k.  determine any other matters that may arise in connection with or relating to the Plan, the Plan Supplement, the Confirmation Order and the Bankruptcy Code;

l.   determine such other matters and for such other purposes as may be provided in the Confirmation Order;

m.  continue to enforce the automatic stay through the Effective Date;

n.  hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, and issues presented or arising under the Plan, including but not limited to disputes among Holders or with the Reorganized Debtor and arising under agreements, documents or instruments executed in connection with or governed by the Plan;

o.  hear and determine any other matter relating to the Plan, its interpretation or enforcement; and

p.  enter a final decree and close the Chapter 11 Cases.

ARTICLE XII

CONFIRMATION AND EFFECTIVENESS OF THE PLAN

Section 12.01. Conditions Precedent to Confirmation.

The following conditions precedent to the occurrence of Confirmation must be satisfied unless any such condition shall have been waived by the Debtors and the Plan Sponsor:

a.  the Disclosure Statement having been approved by the Bankruptcy Court as having adequate information in accordance with section 1125 of the Bankruptcy Code;

b.  no breach or failure to comply with the terms of the DIP Order, the RSA or any other material order of the Bankruptcy Court shall have occurred and be continuing, except to the extent such breach or failure has been waived in writing by the party having the right to assert such breach or failure;

c.  the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been filed in form and substance acceptable to the Debtors and the Plan Sponsor, each in its reasonable discretion;

d.  there being no material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or assets of the Debtors after the Petition Date;

e.  the Debtors have not caused or permitted to occur the sale, disposal or other transfer of the Debtors’ material assets; and

f.   entry of the Confirmation Order in form and substance acceptable to the Debtors and the Plan Sponsor, each in its reasonable discretion.

Section 12.02. Conditions Precedent to the Effective Date.

The following conditions precedent to the occurrence of the Effective Date must be satisfied unless any such condition shall have been waived by the Debtors and the Plan Sponsor:

a.  the Confirmation Order, in form and substance acceptable to the Debtors and the Plan Sponsor, each in its reasonable discretion, having become a Final Order;

b.  no breach or failure to comply with the terms of the DIP Order, the RSA, the Confirmation Order, or any other material order of the Bankruptcy Court shall have occurred and be continuing;

c.  the Plan and all related documents, including the Plan Supplement documents, in form and substance acceptable to the Debtors and the Plan Sponsor, each in its reasonable discretion, being approved by the Confirmation Order and executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred) contained therein having been satisfied or waived in accordance therewith;

d.  the board of directors of the Reorganized Debtors, as applicable, shall have been selected and shall have agreed to serve;

e.  the Debtor has not caused, or as to Insiders, permitted to occur, from and after the Petition Date an “ownership change” as such term is used in section 382 of the Code;

f.  there being no material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or assets of the Debtors after the Confirmation Date;

g.  the receipt of any required regulatory approvals and material third party consents, or any other approvals, including approvals or consents required from any Governmental Unit, on terms reasonably satisfactory to the Plan Sponsor;

h.  the issuance of an opinion by Plan Sponsor tax counsel Mayer Brown LLP that the transactions contemplated by the Plan, individually and in the aggregate, will not result in the application of Section 382(a) of the Code to Novation;

i.   to the extent requested by the Plan Sponsor, the approval by the Bankruptcy Court and adoption of the Tax Preservation Rights Plan;

j.  Novation shall be delisted from any public exchange on which it is listed and shall no longer be subject to any Securities and Exchange Commission reporting requirements no later than the Effective Date.

k.  all other actions and documents necessary to implement the Plan shall have been effected or executed and shall be reasonably acceptable to the Debtors and the Plan Sponsor;

l.  payment by the Plan Sponsor of the Exit Funding in an amount necessary to satisfy the purposes of the Exit Funding (up to the amount of the DIP Facility and the Initial Preferred Stock Consideration);

m.  payment by the Plan Sponsor of the Initial Preferred Stock Consideration;

n.  there shall not have been filed proofs of claim against the Debtors asserting General Unsecured Claims that the Plan Sponsor believes in good faith, after consulting with the Debtors, to be allowable, in the aggregate, in an amount in excess of 150% of the amount, in the aggregate, set forth on the GUC Schedule;

o.  the procurement of insurance policies deemed necessary or appropriate by the Plan Sponsor for the Reorganized Debtor, including without limitation, general liability, D&O, E&O and key man insurance policies; and

p.  establishment and funding of the Administrative and Priority Claims Reserve and Professional Fee Escrow Account as provided for in the Plan.

Section 12.03. Notice of Occurrence of the Effective Date.

The Reorganized Debtors shall file and serve the Effective Date Notice within three (3) Business Days after the Effective Date.

Section 12.04. Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.

The Debtors, with the consent of the Plan Sponsor, shall have the right to waive one or more of the conditions precedent set forth in Sections 12.01 and 12.02 above at any time without leave of or notice to the Bankruptcy Court and without formal action other than proceeding with confirmation of the Plan.

Section 12.05. Consequences of Non-Occurrence of Effective Date.

If the Confirmation Order is vacated of the Effective Date otherwise does not occur, (a) the Plan shall be null and void in all respects; and (b) any settlement or release of claims provided for hereby shall be null and void without further order of the Bankruptcy Court.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01. Binding Effect of Plan.

The provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, any Holder of any Claim or Interest treated herein and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

Section 13.02. Severability.

Should the Bankruptcy Court determine prior to entry of the Confirmation Order, that any provision of the Plan is either illegal or unenforceable on its face or illegal or unenforceable as applied to any Claim or Interest, such provision shall be unenforceable as to all Holders of Claims or Interests or to the specific Holder of such Claim or Interest, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination shall in no way limit or affect the enforceability and operative effect of any other provisions of the Plan. If any such ruling occurs, the Debtors shall not proceed with confirmation and/or consummation of the Plan absent the written consent of the Plan Sponsor. The Debtors reserve the right not to proceed with Confirmation and/or consummation of the Plan if any such ruling occurs.

Section 13.03. Governing Law.

Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, in particular the construction, implementation and enforcement of the Plan, and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Delaware or the United States of America.

Section 13.04. Notices.

Any notice required or permitted to be provided under the Plan shall be in writing and served by either prepaid (i) certified mail, return receipt requested; (ii) hand delivery; or (iii) overnight delivery service, to be addressed as follows:

If to the Debtors:

Wyse Advisors LLC

51 JFK Parkway

Short Hills, New Jersey 07078

Attention: Mike Wyse, Chief Restructuring Officer

with a copy to

Young Conway Stargatt & Taylor, LLP

1000 North King Street

Wilmington, Delaware 19801

Attention: Robert F. Poppiti, Jr. and Allison S. Mielke

If to the Plan Sponsor:

Nighthawks Holdings I, LLC

228 Park Avenue South, PMB #27207

New York, New York 10003

Attn: Daniel Strauss

E-mail: daniel@strausscap.com

and

HOMF II Distressed Opportunities, Ltd.

333 Ludlow Street

South Tower, 5th Floor

Stamford, Connecticut 06902

Attn: Justin Gregory

E-mail: corporateactions@hildenecap.com

with a copy to

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Daniel B. Besikof

E-mail: dbesikof@loeb.com

Section 13.05. Filing of Additional Documents.

On or before substantial consummation of the Plan, or such later time as may be authorized by the Bankruptcy Court, the Debtors are authorized to issue, execute, deliver or File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence implementation of the terms and conditions of the Plan.

Section 13.06. Time.

Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

Section 13.07. Exhibits/Schedules.

All exhibits and schedules to the Plan and any Plan Supplement are incorporated into and constitute a part of the Plan as if fully set forth herein.

Section 13.08. Defenses with Respect to Impaired or Unimpaired Claims.

Except as otherwise specifically provided in the Plan, nothing shall affect the parties’ rights and/or legal and equitable defenses with respect to any Impaired or Unimpaired Claim, including but not limited to all rights relating to legal and equitable defenses to setoffs or recoupments against any Unimpaired Claim.

Section 13.09. No Injunctive Relief.

No Claim shall be entitled to specific performance or other injunctive, equitable or other prospective relief except as may be specified in the Plan.

Section 13.10. No Admissions.

Notwithstanding anything herein to the contrary, prior to the Effective Date, nothing contained in the Plan shall be deemed an admission by any party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any classification of any Claim; provided, however, that the provisions of the Plan shall be treated as admissions under the Federal Rules of Evidence upon the Effective Date.

Section 13.11. Extension of Time.

Any period of time or deadline under the Plan may be extended by agreement of the parties affected thereby, or by order of the Bankruptcy Court upon good cause shown.

Section 13.12. Conflict.

To the extent that terms of Confirmation Order or the Plan are inconsistent with the Disclosure Statement or any agreement entered into between any of the Debtors and any other party, the terms of the Confirmation Order and Plan control the Disclosure Statement and any such agreement, and the provisions of the Confirmation Order control the terms of the Plan.

Section 13.13. Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Plan shall be or shall be, deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

Section 13.14. Modifications and Amendments.

The Debtors, with the consent of the Plan Sponsor, may alter, amend, or modify the Plan or any Plan Document under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date.

The Debtors shall provide parties-in-interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Debtors or Reorganized Debtors, as applicable, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims or Interests in the Debtors under the Plan; provided, however, that, to the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or clarified, if the proposed alteration, amendment, modification or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

Section 13.15. Continuing Exclusivity and Solicitation Period.

Subject to further order of the Bankruptcy Court, until the Effective Date, the Debtors shall, pursuant to section 1121 of the Bankruptcy Code, retain the exclusive right to amend the Plan and to solicit acceptances thereof, and any modifications or amendments thereto.

Section 13.16. Revocation, Withdrawal, or Non-Consummation.

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or to be deemed to constitute a waiver or release of any Claims against, or any Interests in, the Debtors, or any Causes of Action by or against the Debtors or any Person or Entity, (ii) prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person or Entity.

ARTICLE XIV

SUBSTANTIAL CONSUMMATION

Section 14.01. Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.

Section 14.02. Final Decree

On substantial consummation and performance of the Plan and Plan Documents, the Reorganized Debtors may request the Bankruptcy Court to enter a final decree closing the Chapter 11 Case and such other orders that may be necessary and appropriate.

Dated: August 4, 2023	NOVATION COMPANIES, INC., on behalf of itself and all other Debtors

	By:	/s/ Mike Wyse
Mike Wyse
Chief Restructuring Officer